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                                                                    Exhibit 99.1


                                                           CONTACT:
                                                           Kmart Media Relations
                                                           (248) 463-1021



                KMART NAMES PAUL GUYARDO CHIEF MARKETING OFFICER

          FORMER HOME SHOPPING NETWORK EXECUTIVE WILL FOCUS ON DRIVING
                CUSTOMERS TO IMPROVED STORES AND NEW MERCHANDISE

TROY, MICHIGAN, MARCH 8, 2004 - Kmart Holding Corporation (NASDAQ: KMRT) announced today that Paul Guyardo has joined the Company as Senior Vice President, Chief Marketing Officer, reporting to Julian C. Day, President and Chief Executive Officer. He will be responsible for Marketing, Advertising, Promotions and External Communications.

Guyardo joins Kmart after eight years at HSN, where he was Executive Vice President of Television & Marketing. He was responsible for rebranding the television and web giant by clearly defining HSN's demographic target and positioning, developing compelling external communications and transforming the entire look of the live, 24/7 network and web site. These efforts broadened the appeal of the $2 billion multi-channel retailer and helped attract more than 150,000 new customers per month.

"Paul brings to Kmart a proven track record of redefining national brands and attracting new customers," Day said. "He will work very closely with John Goodman, Chief Apparel Officer, and Lisa Schultz, Chief Creative Officer, to communicate the considerable improvements in our stores, our products, and particularly our new fall apparel line. He shares with the other members of our senior management team the talent and intense personal commitment required to achieve our goals."



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Before joining HSN, Guyardo was a General Manager at AT&T. His work guided the strategic development of the "All Within Your Reach" advertising campaign. Prior to AT&T, he was a Product Director for Johnson & Johnson. He began his career in advertising, holding positions at Tracy-Locke/BBDO, Saatchi & Saatchi, and Lintas:New York. While in advertising, Guyardo worked on major national brands including Tide, Ivory, Taco Bell, Lay's Brand Potato Chips, Cover Girl and Noxzema.

"Paul quickly built many ambitious and successful marketing programs at HSN that drove real sales growth," Day said. "He brings relentless creativity and a dynamic marketing sensibility to the company as we continue to gain momentum."

Guyardo holds a Bachelor of Science and a Master's degree from Northwestern University.

About Kmart Holding Corporation

Kmart Holding Corporation (NASDAQ: KMRT) and its subsidiaries (together, "Kmart") is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include THALIA SODI, JACLYN SMITH, JOE BOXER, KATHY IRELAND, MARTHA STEWART EVERYDAY, ROUTE 66 and SESAME STREET. Kmart operates more than 1,500 stores in 49 states and is one of the largest employers in the country with approximately 158,000 associates. For more information visit the Company's website at www.kmart.com.







CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND OTHER MATTERS

Statements made by Kmart which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Kmart's current views with respect to current events and financial performance. Such forward-looking statements are based upon assumptions concerning future conditions that may ultimately prove to be inaccurate and involve risks, uncertainties and factors that could cause actual results to differ materially from any anticipated future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, factors relating to Kmart's internal operations and the external environment in which it operates; marketplace demand for the products of Kmart's key brand partners as well as the engagement of appropriate new brand partners; increasing competition from other retailers; Kmart's ability to operate pursuant to its credit facility; outcome of negotiations on collective bargaining agreements and other labor issues with unions representing employees in our distribution centers; Kmart's ability to obtain and maintain normal terms with its vendors, attract and retain customers, obtain and maintain appropriate inventory, implement its business plan and strategies, attract, motivate and/or retain key executives and associates; and other risks detailed in Kmart's Securities and Exchange Commission filings. Kmart undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances after the date such statements were made.

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